Exhibit 10.47

AMENDMENT TO EMPLOYMENT AGREEMENT

BY AND BETWEEN PROTEONOMIX, INC. AND MICHAEL COHEN

This amended agreement (the “Agreement”) is made as of this 21ST day of December, 2009, to an employment agreement originally executed on January 5, 2005, as restated January 4, 2008, and amended July 1, 2009 (the “Employment Agreement”) by and between Proteonomix, Inc. formerly National Stem Cell Holding, Inc., a Delaware corporation (the “Company”) with an address a 187 Mill Lane, Mountainside, New Jersey 07092 and Michael Cohen, with an address at7 Stanford Court, West Orange, New Jersey 07052 (the Employee”) (the parties hereto are herein referred to as the “Parties”).

WHEREAS, the Agreement as amended and restated failed to address milestones and milestone payments to the Employee which were agreed upon orally between the Employee and the Company; and

WHEREAS, the Parties desire to reflect milestones and milestone payments to the Employee in a written agreement.

NOW, THEREFORE, in consideration of the mutual covenants herein set forth the Employment Agreement is hereby amended as follows:

1.

The Company hereby memorializes bonus milestones for the Employee as follows:

a.

 positive cash flow for the Company as a whole (including subsidiaries) on a calendar quarter basis;

b.

 the Company’s or its subsidiaries’ patents becoming effective;

c.

FDA approval of any of the Company’s technologies for Phase I, II and III;

d.

 sales of cosmeceuticals by the Company’s subsidiary Proteoderm, and

e.

Proteoderm becoming a public company.

2.

The Additional milestones may be adopted by the Board of Directors from time to time.

3.

Clauses in the Employment Agreement not affected by the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first above written.

PROTEONOMIX, INC.

/s/ Michael Cohen

/s/ Joel Pensley

Michael Cohen

Joel Pensley, Secretary